                                                                    EXHIBIT 11.1
                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                          THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                               JUNE 30,              JUNE 30,
                                                                         --------------------  --------------------
                                                                           1996       1995       1996       1995
                                                                         ---------  ---------  ---------  ---------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY:
Shares outstanding at beginning of period..............................     45,987     47,096     47,916     45,021
Weighted average shares issued pursuant to:
  Acquisition agreements...............................................         --         --         59        341
  Employee benefit plans...............................................         32         10         38         93
  Conversion of 6 1/2% Convertible Subordinated Debentures due 2003....         --         --         --      1,461
  Weighted average shares repurchased..................................         --         --     (1,371)        --
Dilutive effect of outstanding stock options...........................        599        871        545      1,089
                                                                         ---------  ---------  ---------  ---------
Weighted average number of common and common equivalent shares
 outstanding...........................................................     46,618     47,977     47,187     48,005
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net earnings before extraordinary loss on early extinguishment of debt
 (1)...................................................................  $  16,366  $   8,796  $  31,705  $  19,337
Extraordinary loss.....................................................         --         --         --      3,413
                                                                         ---------  ---------  ---------  ---------
Net earnings (1).......................................................  $  16,366  $   8,796  $  31,705  $  15,924
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net earnings before extraordinary loss per common and common equivalent
 share (1).............................................................  $    0.35  $    0.18  $    0.67  $    0.40
Extraordinary loss.....................................................         --         --         --       0.07
                                                                         ---------  ---------  ---------  ---------
Net earnings per common and common equivalent share (1)................  $    0.35  $    0.18  $    0.67  $    0.33
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
FULLY DILUTED:
Weighted average number of common and common equivalent shares used in
 primary calculation...................................................     46,618     47,977     47,187     48,005
Additional dilutive effect of stock options............................         --         --         53         --
Assumed conversion of dilutive convertible debentures..................      4,714      4,714      4,714      4,836
                                                                         ---------  ---------  ---------  ---------
Fully diluted weighted average number of common and common equivalent
 shares outstanding....................................................     51,332     52,691     51,954     52,841
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net earnings before extraordinary loss used in primary
 calculation (1).......................................................  $  16,366  $   8,796  $  31,705  $  19,337
Adjustment for reduced interest expense, net of interest expense related to additional borrowings to fund cash portion of merger consideration assumed paid on conversion of dilutive convertible
 debentures and net of related income tax benefits.....................        854        836      1,710      1,635
                                                                         ---------  ---------  ---------  ---------
Adjusted net earnings before extraordinary loss used in fully diluted
 calculation...........................................................     17,220      9,632     33,415     20,972
Extraordinary loss.....................................................         --         --         --      3,413
                                                                         ---------  ---------  ---------  ---------
Net earnings (1).......................................................  $  17,220  $   9,632  $  33,415  $  17,559
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Fully diluted net earnings before extraordinary loss per common and
 common equivalent share (1)...........................................  $    0.34  $    0.18  $    0.64  $    0.39
Extraordinary loss on early extinguishment of debt.....................         --         --         --       0.06
                                                                         ---------  ---------  ---------  ---------
Fully diluted net earnings per common and common equivalent share
 (1)...................................................................  $    0.34  $    0.18  $    0.64  $    0.33
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------

- --------------------------
(1) For financial reporting purposes, a pro forma provision for income taxes has been reflected in the computation of earnings per share to present taxes on the results of operations for Golden Care for the period from April 1, 1995 to May 5, 1995 and the period from January 1, 1995 to May 5, 1995, as if Golden Care had not elected S corporation status and was subject to and liable for Federal and state income taxes prior to the termination of its S corporation status. Golden Care terminated its S corporation status for Federal and state income tax purposes upon merging with the Company on May 5, 1995.